EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-33555, 333-29725 and 333-54017 on Forms S-8 and Registration Statement No. 333-94691 on Form S-3 of CommScope, Inc. and Subsidiaries of our report dated January 31, 2000, appearing in this Annual Report on Form 10-K of CommScope, Inc. and subsidiaries for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of Registration Statement No. 333-94691.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Hickory, North Carolina
March 27, 2000